Exhibit 4.3

Specimen of Certificate of the Registrants Common Stock

[FACE OF CERTIFICATE]

ANTM

COMMON STOCK	COMMON STOCK
PAR VALUE $0.01	THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND COLLEGE STATION, TX

Certificate Number	Shares

INCORPORATED UNDER THE LAW OF THE STATE OF INDIANA

[VIGNETTE]

Anthem, Inc.

SHARES

COMMON STOCK

CUSIP 94973V 1 0 7
SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT                                                       is the owner of                                                       FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF Anthem, Inc. (the “Corporation”), transferable on the books of the Corporation by the registered holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation and Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

/sig/	DATED:
President and Chief Executive Officer	COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

[SEAL]

/sig/	By /sig/
Secretary	AUTHORIZED SIGNATURE

[REVERSE OF CERTIFICATE]

ANTHEM, INC.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO THE CORPORATION’S PRINCIPAL OFFICE A SUMMARY OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH CLASS OF STOCK WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, THE VARIATIONS IN THE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SHARES OF EACH SERIES OF EACH SUCH CLASS OF STOCK INSOFAR AS THE SAME MAY HAVE BEEN FIXED AND DETERMINED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES.

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS ASCRIBED TO THEM IN THE CORPORATION’S ARTICLES OF INCORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “ARTICLES”), A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP AND TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS. NO PERSON SHALL BENEFICIALLY OWN SHARES OF CAPITAL STOCK IN EXCESS OF THE OWNERSHIP LIMIT APPLICABLE TO SUCH PERSON. SUBJECT TO CERTAIN LIMITED SPECIFIC EXCEPTIONS, THE OWNERSHIP LIMIT IS (I) FOR ANY NONINSTITUTIONAL INVESTOR, ONE SHARE LESS THAN 5% OF THE VOTING POWER, (II) FOR ANY INSTITUTIONAL INVESTOR, ONE SHARE LESS THAN 10% OF THE VOTING POWER, AND (III) FOR ANY PERSON, ONE SHARE LESS THAN THE NUMBER OF SHARES OF COMMON STOCK OR OTHER EQUITY SECURITIES (OR A COMBINATION THEREOF) REPRESENTING 20% OF THE OWNERSHIP INTEREST IN THE CORPORATION. ANY PERSON WHO ACQUIRES OR ATTEMPTS TO ACQUIRE SHARES IN VIOLATION OF THIS LIMITATION MUST NOTIFY THE CORPORATION AS PROVIDED IN THE ARTICLES. UPON ANY TRANSFER OR OTHER EVENT THAT WOULD RESULT IN ANY PERSON BENEFICIALLY OWNING CAPITAL STOCK IN EXCESS OF THE OWNERSHIP LIMIT, ALL SUCH SHARES OF CAPITAL STOCK IN EXCESS OF THE OWNERSHIP LIMIT WILL BE DEEMED EXCESS SHARES AND WILL BE AUTOMATICALLY AND IMMEDIATELY TRANSFERRED TO THE SHARE ESCROW AGENT AND BE SUBJECT TO THE PROVISIONS OF THE ARTICLES. THE FOREGOING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ARTICLES.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —              (Cust)              Custodian (until age         )              (Minor)                                      under Uniform Gifts to Minors Act                              (State)

UNIF TRF MIN ACT —              (Cust)              Custodian (until age         )              (Minor)                                      under Uniform Transfers to Minors Act                              (State)

Additional abbreviations may also be used though not in the above list.

For value received,              hereby sell, assign and transfer unto

             PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

             (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the common stock represented by the within certificate, and do hereby irrevocably constitute and appoint                                          Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: 20	Signature(s) Guaranteed: Medallion Guarantee Stamp
Signature:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

Signature:
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.